                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated August 18,
2005 in the Registration Statement of Equity Opportunity Trust, Blue Chip Series
2005A.

                                              /s/ ERNST & YOUNG LLP
                                              ---------------------------------
                                              ERNST & YOUNG LLP

New York, New York
August 18, 2005